Exhibit 14

LMP Intermediate-Term U.S. Government Fund

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Intermediate-Term U.S. Government Fund

We consent to the use of our report dated February 25, 2008 with respect to Legg Mason Partners Intermediate-Term U.S. Government Fund (formerly Legg Mason Partners Short/Intermediate U.S. Government Fund), a series of Legg Mason Partners Income Trust, as of December 31, 2007, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

August 18, 2008

Exhibit 14

LMP Government Securities Fund

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Government Securities Fund

We consent to the use of our report dated February 25, 2008 with respect to Legg Mason Partners Government Securities Fund, a series of Legg Mason Partners Income Trust, as of December 31, 2007, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

August 18, 2008